EXHIBIT 4.2




            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

     We have issued our report dated December 16, 2015, with respect to the financial statement of Advisors Disciplined Trust 1565, comprising High 50(R) Dividend Strategy Portfolio, Series 2015-4Q, contained in Amendment No. 1 to the Registration Statement on Form S-6 (File No. 333-207055) and related Prospectus. We consent to the use of the aforementioned report in the Registration Statement and Prospectus, and to the use of our name as it appears under the caption "Experts".


                                /s/ GRANT THORNTON LLP


Chicago, Illinois
December 16, 2015